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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Independent Bank Corp.:

We consent to the incorporation by reference in the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 of Independent Bank Corp. of our report dated February 5, 2004, with respect to the consolidated balance sheets of Independent Bank Corp. as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders' equity, comprehensive income and cash flows for each of the years then ended, which report appears in the December 31, 2003 annual report on Form 10-K of Independent Bank Corp., and to the references to our firm under the heading "Experts" and "Selected Consolidated Financial Data" in the Registration Statement. Our report refers to the adoption of a change in accounting for goodwill and other intangible assets.



/s/ KPMG, LLP
--------------------------------
Boston, Massachusetts
April 26, 2004